CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1189 and Amendment #1191 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated December 29, 2025 on the financial statements and financial highlights of the Edgar Lomax Value Fund, a series of the Advisors Series Trust, appearing in Form N-CSR for the year ended October 31, 2025, which is incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 25, 2026